U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2003

NAPRO BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

0-243201

(Commission File Number)

Delaware	84-1187753
(State of incorporation)	(IRS Employer Identification No.)

6304 Spine Road, Unit A

Boulder, Colorado 80301

(Address of principal executive offices and Zip Code)

(303) 516-8500

Registrant’s telephone number, including area code

Item 9. Regulation FD Disclosure.

On May 15, 2003, NaPro BioTherapeutics, Inc. issued a press release announcing its first quarter 2003 earnings. A copy of the press release is attached as Exhibit 99.1.

This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item No. Exhibit List

99.1 Press release dated May 15, 2003 issued by NaPro BioTherapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2003

NAPRO BIOTHERAPEUTICS, INC.

By:	/s/ Gordon Link
Gordon Link
Its:	Chief Financial Officer